UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2005

FIRST FINANCIAL BANCORP.

(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	0-12379 (Commission File Number)	31-1042001 (IRS Employer Identification No.)

300 High Street, Hamilton, Ohio (Address of principal executive offices)	45011 (Zip Code)

Registrant’s telephone number, including area code: (513) 867-5447

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
EXHIBIT 2.1
EXHIBIT 99.1

Form 8-K	First Financial Bancorp.

Item 1.01 Entry into a Material Definitive Agreement.

On March 3, 2005, First Financial Bancorp. (Nasdaq: FFBC) announced that it had entered into a definitive agreement to sell substantially all of the assets and certain liabilities of its Fidelity Federal Savings Bank subsidiary to Mutual Federal Savings Bank, a subsidiary of MutualFirst Financial, Inc., of Muncie, Indiana. Mutual Federal will pay $20,000,000 in cash for these assets, subject to adjustment. The transaction will result in an estimated $0.12 to $0.14 per share gain for First Financial Bancorp.

Previously, First Financial Bancorp. had planned to merge Fidelity Federal into its Community First Bank & Trust subsidiary on March 4, 2005. That plan has been terminated.

A copy of the purchase and assumption agreement is attached as Exhibit 2.1, and a copy of the press release announcing the transaction is attached hereto as Exhibit 99.1, and both are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     (a)      Not applicable.

     (b)      Not applicable.
     (c)      Exhibits.

Exhibit No.	Description
2.1	Purchase and Assumption Agreement, dated March 3, 2005, by and among Mutual Federal Savings Bank, Fidelity Federal Savings Bank and First Financial Bancorp., including a list of omitted exhibits and schedules, together with an agreement to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.

99.1	Press Release dated March 3, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.
By:	/s/ C. Douglas Lefferson
C. Douglas Lefferson
Executive Vice President and Chief Financial Officer

Date: March 7, 2005

Form 8-K	First Financial Bancorp.

Exhibit Index

Exhibit No.	Description

2.1	Purchase and Assumption Agreement, dated March 3, 2005, by and among Mutual Federal Savings Bank, Fidelity Federal Savings Bank and First Financial Bancorp., including a list of omitted exhibits and schedules, together with an agreement to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.

99.1	Press Release dated March 3, 2005.